Exhibit 99(a)(3)

CERTIFICATE OF AMENDMENT

OF

UBS PW CREDIT & RECOVERY FUND, L.L.C.

Under Section 18-202 of the Delaware
Limited Liability Company Act

          The undersigned, being the manager of the limited liability company under Section 18-202 of the Limited Liability Company Act of the State of Delaware, hereby certifies:

           FIRST: The name of the limited liability company is UBS PW Credit & Recovery Fund, L.L.C. (the "Company").

           SECOND: The first certification of the Certificate of Formation of the Company as filed with the Secretary of State of Delaware on April 30, 2002, as amended May 24, 2002, is hereby deleted in its entirety and replaced with the following:

"FIRST: The name of the limited liability company is UBS Credit & Recovery Fund, L.L.C. (the "Company")."

           THIRD: All other provisions of the Certificate of Formation of the Company shall remain in effect.

           IN WITNESS WHEREOF, the undersigned has signed this Certificate on this 10th day of June, 2003.

MANAGER: PW FUND ADVISOR, L.L.C. By: /s/ Michael Mascis Name: Michael Mascis Title: Authorized Signatory